SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 24, 2011

MISSION COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)

California	__333-12892____	77-0559736
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employee Identification No.)

3380 S. Higuera Street, San Luis Obispo, CA 93401

(Address of principal executive offices)

(Zip code)

(805) 782-5000

(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

3266.019/439057.1

Item 1.01   Entry into a Material Definitive Agreement

On June 24, 2011 Mission Community Bancorp (the “Company”) entered into an Agreement and Plan of Merger by and among Carpenter Fund Manager GP, LLC (“Carpenter”), as General Partner of Carpenter Community BancFund L.P. and Carpenter Community BancFund A., L.P. (the “Funds”), Mission Community Bank (“MC Bank”), Santa Lucia Bancorp (“SL Bancorp”) and Santa Lucia Bank (“SL Bank”) (the “Merger Agreement”).

Subject to the terms and conditions of the Merger Agreement, a to-be-formed wholly-owned subsidiary of the Funds (“NewCo”) will merge with and into SL Bancorp, with SL Bancorp being the surviving corporation (the “Merger”).  At the effective time of the Merger, each outstanding share of SL Bancorp common stock, other than any shares dissenting from the Merger, will be converted into the right to receive $0.35 in cash (the “Merger Consideration”).

In connection with the Merger, the Company will assume the payment obligations of SL Bancorp under its outstanding trust preferred securities and SL Bank will transfer to SL Bancorp certain non-performing assets so that following the Merger, and the Bank Merger, as described below,  the Funds will own SL Bancorp which will have as its principal asset certain non-performing assets.  Immediately following the consummation of the Merger, SL Bank, a California-state chartered bank and a wholly-owned subsidiary of SL Bancorp, will merge with and into MC Bank, a California state-chartered bank and a wholly-owned subsidiary of the Company, with MC Bank being the surviving bank (the “Bank Merger”).  The Merger and Bank Merger have been unanimously approved by the board of directors of each of the Company, MC Bank, SL Bancorp and SL Bank.

The transaction is subject to customary conditions, including the approval of the shareholders of SL Bancorp and receipt of all required regulatory approvals.  The transaction is subject to further conditions, including:  the repurchase from the United States Department of the Treasury by SL Bancorp of the outstanding preferred stock and warrants issued by SL Bancorp in the Troubled Asset Relief Program; SL Bank and SL Bancorp meeting certain financial conditions at the closing date; and receipt of a fairness opinion to the effect that the per share Merger Consideration is fair to the shareholders of SL Bancorp from a financial point of view.

The Merger Agreement contains representations and warranties customary for transactions of this type.  In addition, each of SL Bank and SL Bancorp has agreed to various customary covenants and agreements, including, among others, (i) to conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and the effectiveness of the Merger and the Bank Merger, (ii) not to engage in certain kinds of transactions during this period, (iii) to convene and hold a meeting of its shareholders to consider and vote upon the Merger, (iv) to recommend approval of the Merger to its shareholders and, subject to certain exceptions, not make any changes to such recommendation and (v) not solicit, initiate, or knowingly encourage any alternative proposal to acquire SL Bank or SL Bancorp.

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Item 9.01 Financial Statements and Exhibits

(c)  Exhibits

Exhibit No.                                                      Description

99.1	Agreement and Plan of Merger dated June 24, 2011 by and among Carpenter Fund Manager GP, LLC, Mission Community Bancorp, Mission Community Bank, Santa Lucia Bancorp and Santa Lucia Bank.
99.2	Press Release dated June 27, 2011

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 27, 2011                                                                                     MISSION COMMUNITY BANCORP

By:  /s/ James Lokey___________________
James Lokey, Chief Executive Officer

3266.019/439057.1

Exhibit Index

Exhibit No.                                                                Exhibit Title

99.1	Agreement and Plan of Merger dated June 24, 2011 by and among Carpenter Fund Manager GP, LLC, Mission Community Bancorp, Mission Community Bank, Santa Lucia Bancorp and Santa Lucia Bank.
99.2	Press Release dated June 27, 2011

3266.019/439057.1